SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 8, 2003

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-3382	Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.	56-0165465
410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina

The address of the registrant has not changed since the last report.

ITEM 5.    OTHER EVENTS

(a)    UNDERWRITING AGREEMENT.  The Registrant has entered into an Underwriting Agreement, dated September 8, 2003, by and between the Registrant and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters, in connection with the offering of $400,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 5.125% Series due 2013, and $200,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 6.125% Series due 2033, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-103973). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.

(b)    SEVENTY-SECOND SUPPLEMENTAL INDENTURE.  The Registrant has entered into a Seventy-Second Supplemental Indenture, dated as of September 1, 2003, to its Mortgage and Deed of Trust, dated May 1, 1940, as supplemented, (the “Mortgage”), with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees, in connection with the issuance of the Registrant’s First Mortgage Bonds, 5.125% Series due 2013 and 6.125% Series due 2033. A copy of the Seventy-Second Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL

                  INFORMATION AND EXHIBITS

(c)	EXHIBITS.

1	Underwriting Agreement, dated September 8, 2003, by and between the Registrant and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters.

4	Seventy-Second Supplemental Indenture, dated as of September 1, 2003, to the Registrant’s Mortgage and Deed of Trust, dated May 1, 1940, as supplemented (the “Mortgage”), with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.

Registrant

By:	/s/ Peter M. Scott III
Peter M. Scott III Executive Vice President and Chief Financial Officer

Date:  September 11, 2003

EXHIBIT INDEX

1	Underwriting Agreement, dated September 8, 2003, by and between the Registrant and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters.

4	Seventy-Second Supplemental Indenture, dated as of September 1, 2003, to the Registrant’s Mortgage and Deed of Trust, dated May 1, 1940, as supplemented (the “Mortgage”), with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees.